SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 4, 1997
                                                  ------------------------------

                               POWERTEL USA, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                0-14873                   84-0897771
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 (State or other jurisdiction    (Commission              (I.R.S. Employer
        of incorporation)         File Number)            Identification No.)


           77-564B Country Club Drive Suite 340, Palm Desert, CA    92211
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                 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code      (619) 772-3100
                                                   -----------------------------

            1187 Coast Village Road #1-381, Santa Barbara, CA    93108
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         (Former name or former address, if changed since last report.)

                               POWERTEL USA, INC.

                                      INDEX

Item Number and Caption                                        Page Number
-----------------------                                        -----------

Item 5. Other Events

            a.    Change of address  . . . . . . . . . . . .        1

            b.    News release . . . . . . . . . . . . . . .        1

Item 5 Other Events.

      a. Effective on February 4,1997, the Company has completed the move of its executive offices and changed its telephone numbers as follows:

            NEW ADDRESS -

                  77-564B Country Club Drive, Suite 340
                  Palm Desert, CA 92211

            NEW TELEPHONE NUMBER -

                  (619) 772-3100

            NEW TELEFAX NUMBER -

                  (619) 772-3130


      b. Theme Communications announcement - the following announcement was released by the Company on January 30, 1997.


                                  PRESS RELEASE

                    PowerTel to Acquire Theme Communications
                    ----------------------------------------


January 30, 1997
Santa Barbara, California

Power Tel USA, Inc. ("PTUSA"-NASDAQ) announced today, it's name changed to PowerTel USA, Inc., from Nevada Energy Company, Inc. (formerly "NNRGA"-NASDAQ) effective January 3, 1997 and that a 1 for 6 reverse split of its Class A Common shares, will become effective on Friday, January 31, 1997. A binding letter of intent was entered into whereby PowerTel (the "Company") would acquire various shares and assets from Theme Publishing and Communications Group (Theme) for $4.0 Million in cash, common stock and preferred shares. Revenues for Theme were approximately $10.7 Million for 1996 with net profit in the 6% range. The assets being purchased from the Theme stockholders include video and CD duplication and electronic publishing services for such clients as Chase, Citibank and Bank of America as well as a contract publishing group.

Theme, said it is possible that PowerTel may negotiate a sale to current management of several magazines which consist of in-flight, destination and food








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


and wine publications. A PowerTel spokesman said "With these acquisitions, we expect a revenue increase to approximately $15.0 million during 1997, and PowerTel would become a broader based communications company." The Company expects to announce new management changes and additions to its board. Closing and funding of the Theme transaction is expected to occur by February 15 1997.

Following the reverse split and the purchase of the Theme assets there would be approximately 4.0 million Class A shares of PowerTel traded on NASDAQ small cap. PowerTel said its plans for growth and consolidation in the communication's arena had become more broadly aimed and that the Company expects to make further related purchases during the next ninety (90) days.

This press release contains certain forward-looking statements and projections (including statements concerning plans and objectives of management for future operations and services, and statements concerning expectations) that are based on management belief as well as assumptions made by, and information currently available to, management. The Company's actual results might differ materially for the plans envisioned, or results projected by, those statements if the Company's assumption prove to be incorrect or for a variety of other reasons, including those relating to factors identified in the Company's Quarterly Reports on Form 10-Q and Annual Report on Forms 10-K.

Contact:    PowerTel
            Investor Relations
            (805) 884-8350

or:         Theme Publishing & Communications
            Mr. Madsen
            (801) 977-6115


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          POWERTEL USA, INC.

                                           /s/ Charles A. Cain
                                          ---------------------------
                                          Charles A. Cain, Chairman

                                          Date   February 4, 1997
                                               ----------------------



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